BOISE CASCADE CORPORATION

               SPLIT-DOLLAR LIFE INSURANCE PLAN

             (As Amended Through December 7, 1995)
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                    BOISE CASCADE CORPORATION

                SPLIT-DOLLAR LIFE INSURANCE PLAN


      1. Purpose of the Plan. The purpose of the Boise Cascade Corporation Split-Dollar Life Insurance Plan (the "Plan") is to provide executive officers who participate in the Plan with an insured death benefit during employment and after retirement. Executive officers who become Participants may purchase a life insurance policy from a designated insurance carrier. Payment of policy premiums will be shared by the Company, as described herein. Executives who participate in the Plan shall execute a Split Dollar Agreement, substantially in the form attached hereto as Exhibit A, prior to becoming eligible for any benefits under this Plan.

          The Executive Compensation Committee of the board of directors of the Company shall designate executive officers eligible to participate in the Plan.

      2.  Definitions.

          2.1 "Annual Premium" shall mean the amount of consideration determined by the Insurance Carrier for the cost of coverage provided by the Plan. The Annual Premium shall have the following two components: (1) The basic Annual Premium shall be the amount of the Annual Premium for standard risk life insurance coverage determined by the Insurance Carrier's published rate schedule; and (2) the extra premium shall be the amount of the Annual Premium, if any, required for a life insurance risk determined by the Insurance Carrier to be substandard.

          2.2 "Base Salary" shall mean the annual Base Salary in effect on the policy anniversary date preceding the Participant's death if such death occurs while the Participant is an active
Employee of the Company.

          2.3 "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to
Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

               (a)  Any Person is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (b)  The following individuals cease for any
reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

               (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or:

               (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control of the Company (a "Transaction") shall not constitute a Change in Control of the Company if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title, and the like; (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company; or (iii) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

               For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.4  "Corporate Capital Interest" shall mean
accumulative amounts paid by the Company for an Insurance Policy
Annual Premium as set forth in paragraph 6.1.  The Corporate
Capital Interest shall be reduced by policy loans, if any (including interest thereon), made by the Company.

          2.5  "Company" shall mean Boise Cascade Corporation.

          2.6 "Deferred Compensation and Benefits Trust" shall mean the irrevocable trust ("Trust") established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the Trust is a "grantor trust" for federal income tax purposes.

               The Deferred Compensation and Benefits Trust shall contain the following provisions:

               (a) If a Change in Control of the Company does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded as stated in the preceding paragraph upon the occurrence of another Potential Change in Control.

               (b) Upon a Change in Control, the assets of the Deferred Compensation and Benefits Trust shall be used to pay the Company's obligations under this Plan, except to the extent such obligations are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those amounts.

               (c) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the Trust assets or upon payment of all the Company's obligations pursuant to all plans participating in the Trust.

               (d) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

          2.7  "Effective Date" shall mean April 1, 1995.

          2.8 "Employee" shall mean an individual who receives a Base Salary for personal services rendered to the Company.

          2.9  "Final Salary" shall mean the Participant's annual
Base Salary on his or her Retirement date.

          2.10 "Insurance Carrier" shall mean the life insurance company or companies selected to issue policies under or pursuant to the Plan.

          2.11 "Insurance Policy" shall mean any individually purchased Insurance Policy, together with additional policy benefits and riders, if any, issued by the Insurance Carrier pursuant to the Plan. Unless required otherwise by the Plan, Insurance Policy terms used herein shall have the same meaning as in the Insurance Policy. In amplification but not in limitation of the foregoing, such Insurance Policy terms as "policy year," "dividend," and "policy loan" shall have the same meaning for purposes of this Plan as for purposes of the Insurance Policy.

          2.12 "Code" shall mean the Internal Revenue Code of
1986, as amended.

          2.13 "Participant" shall mean an executive officer of the Company who is designated by the Committee as eligible to participate in the Plan and who has met all the applicable eligibility requirements under the Plan.

          2.14 "Plan Administrator" shall mean the Executive
Compensation Committee (the "Committee") of the board of directors of the Company. The Committee may delegate day-to-day administrative functions to the Company's management.

          2.15 "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control of the Company; (iii) any person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

               For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.16 "Retirement" shall mean the termination of employment of a Participant, for reasons other than death or disability, who has attained age 55 with ten years of service with the Company, as defined in the Boise Cascade Corporation Pension Plan for Salaried Employees, and five years of service as an executive officer of the Company.

          2.17 "Assignment or Collateral Assignment" shall mean an agreement to be signed by each Participant, substantially in the form attached hereto as Exhibit B, whereby the Participant, as owner of the Insurance Policy, agrees to set over certain Insurance Policy rights to the Company as collateral security for the Company's Corporate Capital Interest under the Plan.

          2.18 "Trustee's Payment Schedule" shall mean the schedule of Insurance Policy premiums payable by the Trustee(s) of the Deferred Compensation and Benefits Trust during the period of a Potential Change in Control and after a Change in Control as specified on the form attached hereto.

      3.  Administration and Interpretation of the Plan.

          3.1 Plan Administrator. Except as otherwise provided in the Plan, the Committee shall have control over the administration and interpretation of the Plan, with all powers necessary to enable it to carry out its duties in such respect. The Committee may adopt such rules and regulations relating to the Plan as the Committee deemed necessary or advisable for the administration of the Plan. The Committee may delegate administrative responsibilities to advisors or other persons and may rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

          3.2 Insurance Carrier. The Insurance Carrier shall be responsible for all matters relating to any Insurance Policy.
Not in limitation, but in amplification of the foregoing, the Insurance Carrier shall decide whether it will issue an Insurance Policy on the life of a Participant who has otherwise met all of the Plan's eligibility requirements.

      4.  Eligibility.

          4.1. Eligibility to Participate. In order to become a Participant in the Plan, an individual must meet all of the following requirements:

               (a)  Be an executive officer of the Company,
identified by the Committee as eligible to participate in the Plan;

               (b) Complete an application for insurance in the manner set by the Insurance Carrier;

               (c) Meet the insurability requirements of the Insurance Carrier; and

               (d)  Sign all documents, including the Split
Dollar Agreement and Assignment, necessary or appropriate in the judgment of the Committee or Insurance Carrier, to carry out the intent of the Plan.

          4.2. Alternate Owners. The Plan permits an alternate person or entity to be the owner of the Insurance Policy. The alternate owner must sign all documents, including the Split Dollar Agreement and the Assignment, necessary or appropriate in the judgment of the Committee or Insurance Carrier, to carry out the intent of the Plan. The Participant shall still be the Insured and all the provisions of the Plan shall continue as if the Participant were the owner of the Insurance Policy.

      5.  Benefits.

          5.1 Death During Employment. If a Participant's death occurs while employed by the Company, the Participant's beneficiary shall receive a death benefit equal to two times Base
Salary.

          5.2 Post-Retirement Death Benefit. A death benefit equal to one times Final Salary shall be payable on behalf of a Participant whose death occurs subsequent to Participant's
Retirement.

          5.3 Timing of Purchase of Insurance. The right of a Participant to purchase an Insurance Policy under the Plan is granted only upon the initial adoption of the Plan or, for an Employee who meets the eligibility requirements under the Plan after adoption of the Plan, the date of initial eligibility of the Employee under the Plan. The face amount of the Insurance Policy shall be rounded up to the nearest multiple of $1,000, where necessary. Since participation under the Plan involves the purchase of an Insurance Policy which is subject to the Employee's insurability, the Company does not guarantee that each otherwise eligible Employee will be able to acquire an Insurance Policy pursuant to this Plan.

          5.4 Amount of Death Benefit. The death benefit shall be paid from the Insurance Policy. The amount of the death benefit payable to the Participant's beneficiary shall be subject to the Assignment. In the event that the death benefit from the Insurance Policy exceeds the sum of the Company's Corporate Capital Interest and the Participant's death benefit under Sections 5.1 or 5.2, the excess death proceeds shall be paid to the Participant's beneficiary. Participants shall not be eligible for any death benefit under the Boise Cascade Group Life Insurance Plan.

          5.5 Beneficiary Designation. The death benefit is payable to the beneficiary or beneficiaries designated by the owner of the Insurance Policy. If no such beneficiary is designated, the beneficiary shall be the person or persons entitled to the death benefit under the terms of the Insurance Policy or applicable state law, whichever governs.

          5.6 Payment of Death Benefit. The death benefits shall be paid upon the submission to the Insurance Carrier of the appropriate proof of death and a claim for benefits.

      6.  Contributions and Funding.

          6.1 The responsibility for the payment of the premiums shall be allocated as follows:

               (a)   Responsibility of Participant.

                    (1)  The "value of the economic benefit" to
the Participant as determined by multiplying the amount of life insurance protection to which the Participant is entitled by the lower of the government's one-year term ("PS-58") rates or the Insurance Carrier's currently published term rates. This amount shall be paid by the Company on behalf of the Participant and treated as taxable compensation to the Participant.

                    (2)  Any extra premium which is in excess of
40% of the Basic Annual Premium.

               (b)  Responsibility of Company.

                    (1)  The difference between the basic Annual
Premium and that portion for which the Participant is responsible pursuant to paragraph 6.1(a)(1).

                    (2) Any extra premium in an amount up to 40% of the basic Annual Premium.

               The Company shall, at its option, have the authority to borrow against the Insurance Policy up to an amount not to exceed the Corporate Capital Interest. All interest payments as a result of such borrowing shall be the responsibility of the Company.

          6.2 Immediately upon a Potential Change in Control or upon a Change in Control, the Company shall repay Insurance Policy loans, if any, and shall not make any policy loans, as otherwise provided for in paragraph 6.1(b)(2), within a one-year period after a Potential Change in Control, or at any time after a Change in Control, except upon the date specified in paragraph 6.3.

          6.3 Termination of Company Funding. Notwithstanding any other provisions in this Plan, and except in the event of or after a Change in Control, the Company shall terminate its participation in the funding of the Insurance Policy on the first of the following events:

               (a)  The later of (i) the date of the
Participant's Retirement or (ii) the date 15 Annual Premiums have been paid by the Company;

               (b)  The death of a Participant; or

               (c)  The termination of employment of a
Participant other than by death or Retirement.

               In the event of a termination described in (a) above, the Company will recover its Corporate Capital Interest by Insurance Policy withdrawal and release its interest in the Insurance Policy. Any such policy loan shall become the sole obligation of the Participant as owner of the Policy. The actual death benefit provided by the Insurance Policy may be greater than or less than the death benefit, described in Section 5, based on the investment performance of the Insurance Policy. In the event the Insurance Policy does not ultimately provide the prescribed death benefit, it is not the intention of the Company to make up any death benefit shortfall.

               In the event of a termination described in (b), the Company shall recover its Corporate Capital Interest out of the death proceeds of the Insurance Policy, and the Participant's beneficiary will receive the balance of the death proceeds. In the event that the Insurance Policy does not provide the prescribed death benefit, it is not the intention of the Company to make up any death benefit shortfall.

               In the event of a termination described in (c) above, the Participant may recover or purchase all or any portion of the Company's Corporate Capital Interest in the Insurance Policy pursuant to terms established by the Plan Administrator. Any amount purchased shall result in the Company's recovery of its Corporate Capital Interest equal to the amount purchased.
Any portions of the Insurance Policy not purchased by the Participant shall be treated in a manner deemed appropriate by the Plan Administrator, solely in the Plan Administrator's discretion. The provisions of paragraph (c) shall be subject to any applicable severance agreement between the Company and the Participant.

          6.4 Company Release and Reassignment. Upon any termination of Company funding, the Company will release
Insurance Policy rights granted to it by the Assignment.
Thereafter, the Company shall have no involvement whatsoever, direct or indirect, in the Insurance Policy. From such date, the Participant shall be solely responsible for the payment of any future premiums.

      7.  Disqualification and Reduction, Loss, Forfeiture, or
Denial of Benefits. The benefits to be provided under this Plan will not be available to an Employee upon any of the following events:

          (a) Except in the event of a Change in Control, the Company may, at any time, amend or terminate the Plan, provided that the Company may not reduce or modify the level of benefits provided to the Participant prior to the amendment or termination without prior consent of the Participant;

          (b) In the event the Plan is terminated, whether as to all Participants or as to an individual Participant, a Participant shall be able to preserve and continue the Insurance Policy on his or her life by paying the Company its Corporate Capital Interest. Thereafter, the Participant will be responsible for all future premiums and the Company shall have no involvement whatsoever, direct or indirect, in the Insurance Policy.

          (c) After any termination of Company funding, policy benefits may be reduced or terminated with respect to a Participant if not properly funded by the Participant; or

          (d) The amount of a Participant's death benefits may vary each year. Not in limitation, but in amplification of the foregoing, the Insurance Carrier's policy interest crediting rate and the amount of the Corporate Capital Interest may vary the death benefits.

      8. Deferred Compensation and Benefits Trust. The Company has established the Deferred Compensation and Benefits Trust and shall comply with the terms of the Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Plan (the "Funding Amount").
The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to the Plan.

          8.1 Trustee's Rights and Obligation. In the event of a Change in Control or a Potential Change in Control, the trustee(s) for the Deferred Compensation and Benefits Trust shall at all times thereafter be obligated for amounts payable in accordance with the Trustee's Payment Schedule. The Company shall notify the Insurance Carrier of a Change in Control or of a Potential Change in Control.

          8.2 Plan Funding. In the event of a Change in Control, the calculation of the Funding Amount shall be made without regard to the provisions of paragraph 6.3(c) and the Company shall be required to participate in the funding of each Insurance Policy until the first of the events described in paragraph 6.3(a) or 6.3(b) occurs.

          8.3 Termination of Funding. In the event of and after a Change in Control, the Trustee(s) shall be required to continue the funding of the Insurance Policy until the later of (a) the applicable date specified in paragraph 6.3(a) or 6.3(b), whichever is earlier, or (b) the date specified in any severance agreement between the Company and the Participant.

          8.4 Amendment and Termination. In the event of and after a Change in Control, the Plan may not be amended or terminated and a Participant shall have the right to rely on the continuation of the Funding of an Insurance Policy as provided in this paragraph 8.

      9. Claim Procedure. All death benefits provided under the Plan are to be paid from the Insurance Policies. The Company has adopted the claim procedure established by the Insurance Carrier as a claim procedure for the Plan. The beneficiary of the policy proceeds must file a claim for benefits with the Insurance Carrier in whatever form the Insurance Carrier may reasonably require. If the Insurance Carrier denies the claim, the beneficiary who wants to have that denial reviewed will have to follow the Insurance Carrier's claims-review procedure. The Company shall have no liability in the event an Insurance Carrier denies a beneficiary's claim for benefits.

     10.  Miscellaneous.

          10.1 Employment Not Guaranteed by the Plan. Neither this Plan nor any action taken hereunder shall be construed as giving a Participant a right to be retained as an executive officer or as an Employee of the Company for any period.

          10.2 Taxes. The Company shall deduct from each Participant's compensation all applicable federal or state taxes that may be required by law to be withheld resulting from the Company's funding of the Insurance Policy under the Plan.

          10.3 Governing Law, Jurisdiction, and Venue. The Plan shall be construed according to the laws of the state of Idaho to the extent not preempted by federal law. In the event legal action is brought to enforce or interpret the Plan, such legal action may be brought only in federal district court for the District of Idaho in Ada County, Idaho.

          10.4 Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Plan Administrator shall be made in writing and in such form as the Plan Administrator shall prescribe. Such communication shall be effective upon mailing if sent by first-class mail, postage prepaid, and addressed to the Company's office at 1111 West Jefferson Street (83702),
P.O. Box 50, Boise, Idaho 83728-0001.

          10.5 Amendment and Termination. Except after a Change in Control, the Committee may, at any time, amend or terminate the Plan. At any date of termination of the Plan not preceded by a Change in Control, a Participant shall be entitled to preserve and continue the Insurance Policy in accordance with paragraph 6.3(c).

          10.6 Agent for Service of Process.  The Company's
General Counsel is designated as the agent to receive service of legal process on behalf of the Plan.

     11.  Statement of ERISA Rights.  Each Participant in the
Plan is entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Participants shall be entitled to:

          (a) Examine, without charge, all Plan documents at the Company's headquarters in Boise, Idaho.

          (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The
Plan Administrator may make a reasonable charge for the copies.

          (c) File suit in a federal court if any materials requested are not received within 30 days of the Participant's request unless the materials were not sent because of matters beyond the control of the Plan Administrator. The court may require the Plan Administrator to pay up to $100 for each day's delay until the materials are received.

          In addition to creating rights for Participants, ERISA imposed obligations upon the persons who are responsible for the operation of the Plan. As "fiduciaries," these persons must act solely in the interest of the Participants and they must exercise prudence in the performance of their Plan duties. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the Plan. The Company may not fire, discriminate against, or prevent a Participant from obtaining a welfare benefit or exercising his or her rights under ERISA. If a Participant is improperly denied a welfare benefit in full or in part, he or she has a right to file suit in a federal or state court. If Plan fiduciaries are misusing the Plan's money, a Participant has a right to file suit in a federal court or request assistance from the U.S. Department of Labor. If a Participant is successful in the lawsuit, the court may, if it so decides, require the other party to pay his or her legal costs, including attorneys' fees.

          If a Participant has any questions about the foregoing, or his or her rights under ERISA, the Participant should contact the Plan Administrator or the nearest area office of the U.S. Labor-Management Service Administration, Department of Labor.